UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2006

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California		92614

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
SIGNATURES

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed in a Current Report on Form 8-K filed on June 30, 2006, CorVel Corporation (the “Company”) was unable to file its Annual Report on Form 10-K for the year ended March 31, 2006 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”) on June 29, 2006, the deadline for filing the report under Rule 12b-25 of the Securities Exchange Act of 1934. On June 15, 2006, the Company filed a Notification of Late Filing on Form 12b-25 with the SEC indicating that it would be unable to file its Form 10-K within the prescribed time period. Despite diligent efforts, the work necessary to complete the Form 10-K could not be finished in sufficient time to permit the timely filing of the Form 10-K on June 29, 2006, but the Company was able to file the Form 10-K one day later on June 30, 2006.
     As a result of its failure to file the Form 10-K by June 29, 2006, the Company notified Nasdaq on June 30, 2006 of its belief that it was not in compliance with conditions for the continued listing of the Company’s common stock on the Nasdaq Stock Market under Nasdaq Marketplace Rule4310(c)(14). Before the end of the day on June 30, 2006, however, the Company was able to file the Form 10-K. The Company has not received any written notice of staff determination from Nasdaq to prohibit the continued listing of the Company’s securities on the Nasdaq Stock Market in connection with the events described above.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION

(Registrant)

Dated: July 7, 2006	/s/ V. GORDON CLEMONS

V. Gordon Clemons Chief Executive Officer